As filed with the Securities and Exchange Commission on April 24, 2000.

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                           Sparta Surgical Corporation
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)
                                ----------------



            Delaware                                           22-2870438
            --------                                           ----------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)
                                                   ---------------

             2100 Meridian Park Boulevard, Concord, California 94520
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                             1987 Stock Option Plan
                            (Full title of the plan)


                    Thomas F. Reiner, Chief Executive Officer
                          2100 Meridian Park Boulevard
                            Concord, California 94520
                                 (925) 825-8151
          -----------------------------------------------------------
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective.

                           ---------------------------
                        Exhibit Index Begins at Page II-5

================================================================================

                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of            Amount to be      Proposed      Proposed        Amount of
Securities         Registered (1)      Maximum       Maximum      Registration
to be                                 Offering      Aggregate          Fee
Registered                            Price Per     Offering
                                    Security (2)    Price (2)
--------------------------------------------------------------------------------

Common Stock,      250,000 Shares      $1.375       $343,750          $102
$.002 par value
================================================================================


     (1) This Registration Statement, pursuant to Rule 416, covers any additional shares of no par value Common Stock ("shares") which become issuable under the 1987 Stock Option Plan ("Plan") set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

     (2) Estimated solely for the purpose of computing the amount of the Registration fee under Rule 457 of the Securities Act of 1933, as amended. A total of 250,000 shares are issuable under the Plan at an offering price per share based upon the closing price of the Common Stock on the Electronic Bulletin Board on April 18, 2000, of $ 1.375 per share.

                           Sparta Surgical Corporation

                                     PART I
                                     ------

                   Cross Reference Sheet Required by Item 501

            Item in Form S-8                       Caption In Prospectus
            ----------------                       ---------------------

1.   General Plan Information...........   Cover Page;  Issuer and
                                           Participating Employees; Description
                                           of the Plan; Tax Consequences

2.   Registrant Information and
     Employee Plan Annual
     Information........................   Available Information

3.   Incorporation of Documents
     by Reference.......................   Incorporation by Reference

4.   Description of Securities..........   Description of the Plan

5.   Interests of Named Experts
     and Counsel........................   Legal Matters

6.   Indemnification of
     Directors and Officers.............   Indemnification of Directors and
                                           Officers--Part II

7.   Exemption from Registration
     Claimed............................   Not Applicable

8.   Exhibits...........................   Not Applicable (See Part II, Item 8)

9.   Undertakings.......................   Not Applicable (See Part II, Item 9)


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in the Reoffer Prospectus which follows. The Reoffer Prospectus together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement constitute the Section 10(a) Prospectus.

                               REOFFER PROSPECTUS

     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant's 1999 Stock Option Plan by directors of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.

                                 250,000 SHARES
                                  COMMON STOCK

                           Sparta Surgical Corporation
                                 ---------------

                             1987 STOCK OPTION PLAN
                                 ---------------

     This reoffer prospectus relates to the offering by Sparta Surgical Corporation and our employees, officers, directors and consultants of up to 250,000 shares (subject to adjustment in certain circumstances) of our $.002 par value common stock, purchasable by our employees, officers, directors and consultants under common stock options under our 1987 Stock Option Plan. As of the date hereof, 225,000 options issued under our plan are outstanding.

                                 ---------------

     This Prospectus will also be used by our non-affiliates as well as persons who are "affiliates," as that term is defined under the Securities Act of 1933, to effect resales of the shares. We will receive no part of the proceeds of any such sales although we will receive the exercise price of the options.

                                ---------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

     No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by us. The delivery of this prospectus does not imply that the information herein is correct as of any time subsequent to this date.

                                ----------------

                 The date of this prospectus is April 24, 2000.

                              AVAILABLE INFORMATION
                              ---------------------

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, including Sections 14(a) and 14(c) relating to proxy and information statements, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; 7 World Trade Center, New York, New York 10048; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates and on the Commission's website at www.sec.gov. Our common stock is traded on the Electronic Bulletin Board under the symbol "SPSG."

     We furnish annual reports to our shareholders which include audited financial statements. We may furnish such other reports as may be authorized, from time to time, by our Board of Directors.

                           INCORPORATION BY REFERENCE

     Certain documents have been incorporated by reference into this prospectus, either in whole or in part. We will provide without charge (1) to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (2) documents and information required to be delivered to our directors pursuant to Rule 428(b). Requests for such information shall be addressed to us at 2100 Meridian Park Boulevard, Concord, California 94520, (925) 825-8151.

                                TABLE OF CONTENTS
                                -----------------



INTRODUCTION...............................................................  4

SELLING STOCKHOLDERS........................................................ 4

METHOD OF SALE.............................................................. 4

SEC POSITION REGARDING INDEMNIFICATION...................................... 5

DESCRIPTION OF THE PLAN..................................................... 5

APPLICABLE SECURITIES LAW RESTRICTIONS...................................... 6

TAX CONSEQUENCES............................................................ 7

LEGAL MATTERS............................................................... 8

EXPERTS .................................................................... 8

                                  INTRODUCTION

     Since 1990 we have developed, manufactured and marketed surgical and electrotherapy products for the healthcare industry. Our surgical products include:

         o        Micro-surgical hand-held instruments and accessories;
         o        Electro-surgical products;
         o        Critical care hospital disposable products; and
         o Oral maxillofacial implant plating systems to repair bone fractures in the face.

     We market over 3,000 medical products. Our surgical products are used in ophthalmic, ear, nose, throat, plastic, reconstructive, general and oral maxillofacial surgical procedures. Our electrotherapy products, which are used for pain management, consist of transcultaneous electrical nerve stimulators, or TENS, and their related and reusable electrodes and accessories.

     We were incorporated in Delaware in 1987, and have continuously been engaged in the medical products business since that date. Our offices are located at 2100 Meridian Park Boulevard, Concord, California 94520, and our telephone number is (925) 825-8151.

                              SELLING STOCKHOLDERS

     This prospectus covers possible sales by our officers and directors, as well as employees whose names are not included herein, of shares they acquire through exercise of options granted under the plan. The names of such officers and directors who may be selling stockholders from time to time are listed below, along with the number of shares of common stock currently owned by them and the number of shares offered for sale hereby. The number of shares offered for sale by such individuals may be updated in supplements to this prospectus, which will be filed with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended. The stockholders listed below have sole voting and investment powers with respect to the shares. Their addresses are in care of us.

                                                                   Number of
 Name of Selling         Shareholdings                          Shares Offered
   Stockholder            Number (1)            Percent            for Sale
   -----------            ----------            -------            --------

Thomas F. Reiner          8,253,367              62.0               50,000
John O'Hanlon                25,000                -0-              25,000

(1) Includes stock options exercisable within 60 days and shares for which Mr. Reiner acts as voting trustee.

                                 METHOD OF SALE

     Sales of the shares offered by this prospectus will be made on the Electronic Bulletin Board where our common stock is listed for trading, in other markets where our common stock may be traded, or in negotiated transactions. Sales will be at prices current when the sales take place and will generally involve payment of customary brokers' commissions. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

     Our Certificate of Incorporation and Bylaws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                             DESCRIPTION OF THE PLAN

     In October 1987 we adopted our 1987 Stock Option Plan, which provides for the grant to employees, officers, directors and consultants of options to purchase shares of common stock, consisting of both "incentive stock options" within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the "Code") and "non-qualified" options. Incentive stock options are issuable only to employees, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to employees. In January 1994, our stockholders approved an increase in the number of stock options available under the plan to a total of 250,000 options.

     The plan is administered by our Board of Directors, which determines those individuals who are to receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock that may be purchased under each option, and the option price.

     The per share exercise price of the common stock subject to an incentive stock option or non-qualified option may not be less than the fair market value of the common stock on the date the option is granted. The per share exercise price of the common stock subject to a non-qualified option is established by the Board of Directors. The aggregate fair market value, determined as of the date the option is granted, of the common stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options, may not exceed $100,000. No person who owns, directly or indirectly at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of our stock, is eligible to receive any incentive stock options under the plan unless the option price is at least 110% of the fair market value of the common stock subject to the option determined on the date of grant. Non-qualified options are not subject to this limitation.

     No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution and, during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee has three months after such termination during which he or she can exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, his or her option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

     Options under the plan must be granted within ten years from the effective date, as amended, of the plan. The incentive stock options granted under the plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to 10% or greater stockholders are limited to five-year terms. All options granted under the plan provide for the payment of the exercise price in cash or by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than his original shares.

     Any unexercised options that expire or that terminate upon an optionee ceasing to be an officer, director or an employee become available once again for issuance. As of February 29, 2000, options to purchase 225,000 shares have been granted under the plan, including 75,000 options granted to executive officers and directors at exercise prices ranging from $0.59 to $1.00.

     The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by us from authorized shares. There are no assets administered under the plan and, accordingly, no investment information is furnished.

     Shares issuable under the plan may be sold in the open market, without restrictions, as free trading securities. No options may be assigned, transferred, hypothecated or pledged by the option holder. No person may create a lien on any securities under the plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options.

     The plan will remain in effect until October 2007, but may be terminated or extended by our Board of Directors. Additional information concerning the plan and its administrators may be obtained from us at the address and telephone number indicated under "Incorporation by Reference" above.

                     APPLICABLE SECURITIES LAW RESTRICTIONS

     If the plan optionee is deemed to be an "affiliate," as that term is defined under the Securities Act of 1933, as amended, the resale of the shares purchased upon exercise of options covered hereby will be subject to certain restrictions and requirements. Our legal counsel may be called upon to discuss these applicable restrictions and requirements with any optionee who may be deemed to be an affiliate, prior to exercising an option.

     In addition to the requirements imposed by the Securities Act of 1933, the anti-fraud provisions of the Securities Exchange Act of 1934 and the rules thereunder, including Rule 10b-5, are applicable to any sale of shares acquired pursuant to options.

     Up to 250,000 shares may be issued under the plan. We have authorized 8,000,000 shares of common stock of which 8,302,094 shares were outstanding as of April 11, 2000, subject to pending stockholder action to increase our authorized shares to 25,000,000. Common shares outstanding and those to be issued upon exercise of options are fully paid and non-assessable, and each share of stock is entitled to one vote at all shareholders' meetings. All shares are equal to each other with respect to lien rights, liquidation rights and dividend rights. There are no preemptive rights to purchase additional shares by virtue of the fact that a person is our shareholder. Shareholders do not have the right to cumulate their votes for the election of directors unless a candidate's name has been placed in nomination prior to commencement of voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes.

     Directors must comply with certain reporting requirements and resale restrictions pursuant to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 and the rules thereunder upon the receipt or disposition of any options.

                                TAX CONSEQUENCES

     If an option is exercised and if the optionee does not dispose of the shares acquired pursuant to the exercise within two years of the date of the granting of the option nor within one year from the issuance of the shares pursuant to exercise of the options, then there will not be any federal income tax consequences to us from either the exercise of the option or the receipt of the proceeds with respect to the exercise of the option. In such circumstances, the optionee would not be required to recognize any taxable income upon the exercise of the option. Furthermore, the sale of the shares received upon exercise of the option would result in long-term capital gain or long-term capital loss to the optionee based on the difference between the amount received with respect to such sale and the amount paid upon the exercise of the option.

     If an optionee exercised an option and sold the shares acquired pursuant to such exercise either within two years from the date of the granting of the option or within one year from the date of the transfer of such shares to him pursuant to his exercise of the option, then in general we would be entitled to a deduction for federal income tax purposes equal to lessor of: (1) the fair market value of the stock on the date of exercise over the option price of the stock; or (2) the amount realized on disposition over the adjusted basis of the stock. The optionee would recognize income equal to the amount of our deduction. Our deduction would be allowed, and the optionee's income would be taxable, in the year the optionee disposed of the shares. However, if the disposition occurs within two years of the date of the grant and the disposition is a sale or exchange with respect to which a loss, if sustained, would be recognized (generally any disposition other than to a related party), then the optionee's income and our deduction would not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares. We expect that optionees will be required to exercise their options within ten years from the date of grant although optionees may hold the shares issuable upon exercise of the options indefinitely.

     For options exercised after 1987, an individual generally must include in alternative minimum taxable income the amount by which the option price paid is exceeded by the fair market value at the time the individual's rights to the shares are freely transferable or are not subject to a substantial risk of forfeiture. The alternative minimum tax is payable only if the alternative minimum tax exceeds the regular income tax liability.

     The provision of Section 401(a) of the Code, relating to "qualified" pension, profit sharing and stock bonus plans, do not apply to the options or underlying shares covered hereby.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby upon exercise of options will be passed on for the us by Gary A. Agron, 5445 DTC Parkway, Suite 520, Englewood, Colorado 80111.

                                     EXPERTS

     Our financial statements contained in our Annual Report on Form 10-KSB for the year ended February 28, 1999, were audited by Grant Thornton, LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

          (a) The Registrant's Annual Report on Form 10-KSB for the year ended February 28, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

          (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended May 31, 1999, August 31, 1999, and November 30, 1999, filed pursuant to Section 13(a) of the Exchange Act.

          (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form SB-2 filed under the Securities Act of 1933, as amended (Registration No.333-34528), including any amendments or reports filed for the purpose of updating such description.

          (d) All other reports and subsequent reports filed pursuant to Section 13(a) or 15(d) of the Exchange.

     All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

         Not applicable.

Item 5.    Interests of Named Experts and Counsel.

         None.

Item 6.    Indemnification of Directors and Officers.

     Incorporated by reference to the Registrant's Registration Statement on Form SB-2, File Number 333-34528.

Item 7.    Exemption from Registration Claimed.

         Not applicable.

Item 8.    Exhibits.

     The following is a list of Exhibits filed as part of the Registration
Statement:

         4.0      1987 Stock Option Plan.
         4.1      Stock Option Agreement.
         5.       Opinion of Gary A. Agron.
         24. Consent of Grant Thornton, LLP, independent certified public accountants.
Item 9.    Undertakings.

     The Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in Registration Statement; (3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the plan.

     The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Concord, California, on April 24, 2000.

                                      Sparta Surgical Corporation

                                      By:  /s/  Thomas F. Reiner
                                      ------------------------------------------
                                      Thomas F. Reiner,  Chief Executive Officer

     Pursuant to the requirements of the 1933 Act, as amended, this Registration Statement has been signed below by the following persons on the dates indicated.

      Signature                         Title                        Date
      ---------                         -----                        ----


/s/ Thomas F. Reiner           Chief Executive Officer,          April 24, 2000
--------------------           President and Director
Thomas F. Reiner


/s/ John O'Hanlon              Chief Financial Officer           April 24, 2000
-----------------              (Principal Accounting Officer)
John O'Hanlon


/s/ Michael Y. Granger         Director                          April 24, 2000
----------------------
Michael Y. Granger


/s/ Allan J. Korn              Director                          April 24, 2000
-----------------
Allan J. Korn


/s/ Joel Flig                  Director                          April 24, 2000
-------------
Joel Flig

                                  EXHIBIT INDEX
                                  -------------

   Exhibit No.:                       Exhibit:
   ------------                       --------

        4.0                1999 Stock Option Plan.

        4.1                Stock Option Agreement.

        5.                 Opinion of Gary A. Agron.

        23. Grant Thornton, LLP, independent certified public accountants.